February 28, 2007

Corcell, Inc

1717 Arch Street #1410

Philadelphia, PA. 19103

Attn: Antonia Lafferty

Ladies and Gentlemen:

We have acted as counsel to Cord Blood America, Inc., a Florida corporation ("CBAI"), in connection with the Existing Samples Purchase Agreement, dated as of October 12, 2006, as amended by the Amendment and Modification to the Existing Samples Purchase Agreement, dated as of February 28, 2007 (collectively, the "Agreement"), between CBAI and CorCell, Inc. ("Coreell"), and certain other agreements, instruments and documents relating thereto.

This opinion letter is delivered to you pursuant to Section 11 (f) of the Agreement. Any capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

For purposes of rendering that opinion, we have examined originals or certified copies of the following documents:

a) an executed copy of the Agreement;

b) the Articles of Incorporation of CBAI;

c) the Amended and Restated Bylaws of CBAI;

d) the resolutions of CBAI' s Board of Directors relating to the Agreement;

e) all documents made available online showing the good standing of CBAI as of February 28, 2007 from the Florida Secretary of State, Division of Corporations;

f) all documents made available online showing the good standing of CBAI as a foreign corporation doing business in California as of February 23, 2007 by the California Secretary of State.

g) a certificate of the CEO of CBAI as to certain factual matters relevant to this opinion (the "Factual Certificate", Exhibit A); and

h) such other documents, records and certificates as we have deemed necessary or appropriate as a basis for the opinions expressed below.

Our opinion is based on the foregoing and subject to the further qualifications set forth below:

We have assumed the genuineness of all signatures (other than those of representatives of the CBAI), the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We also have assumed that all natural persons, including the representative of CBAI, who signed the Agreement had sufficient legal capacity to do so. We have further assumed that there has not been any mutual mistake of fact, fraud, duress or undue influence in connection with this transaction that could affect the validity or enforceability of the Agreement.

We have also assumed that the Agreement has been duly authorized and executed by each party thereto and that the Agreement is binding and enforceable against each such party in accordance with its terms.

We also have assumed that the terms and conditions of the Agreement as reflected in the Agreement have not been amended, modified or supplemented, directly or indirectly, by any other agreement or understanding of the parties or the waiver of any of the material provisions of the Agreement.

As to questions of fact material to our opinion, we have relied solely and without investigation upon the Factual Certificate attached hereto as Exhibit A, representations of CBAI set forth in the Agreement or related exhibits and schedules and certificates of public officials with respect to the accuracy of the factual matters contained therein.

On the basis of and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. CBAI is a company duly incorporated, validly existing and in good standing under the laws of Florida, with the requisite power and authority to use its properties and assets and to carryon its business as currently conducted.

2. CBAI is duly qualified to conduct business and is in good standing as a foreign corporation in California.

3. CBAI has the requisite corporate power and authority to enter into the Agreement and to perform its obligations thereunder. The execution and delivery of the Agreement by CBAI and the performance of the transactions contemplated therein have been duly authorized by the Board of Directors of CBAI and all necessary action on the part of CBAI and its shareholders has been taken to approve the Agreement and the transactions contemplated thereby. The Agreement constitutes a legal, valid and binding obligation of CBAI enforceable against it in accordance with its terms.

4. The execution and delivery of the Agreement by CBAI and the performance by CBAI of its obligations thereunder do not (a) contravene the Articles of Incorporation or bylaws of CBAI, (b) breach or result in a default under any other agreement, indenture, or other instrument to which CBAI is a party or which it is bound of which we have knowledge, or (c) result in a violation of any order or decree by which CBAI is bound of which we have knowledge, except in the cases of (b) or (c), where a breach, default or violation would not have a Material Adverse Effect on CBAI.

5. Except as set forth in the Agreement, Exhibits or Disclosure Schedules thereto, no approval or consent or other action by or filing with any governmental authority is required under any provision of Florida or California state law or federal law for the execution and delivery by CBAI of the Agreement and the performance by CBAI of its obligations thereunder, or, if required, the requisite consent or approval has been obtained, the requisite action has been taken or the requisite filing has been made.

6. As of February 16, 2007, the authorized capital stock of CBAI consists of 300,000,000 shares of common stock, par value $0.0001 per share, of which 54,705,691 shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of CBAI have been duly authorized, validly issued, and are nonassessable. Except as disclosed in Exhibit B hereto, the representations made in Section 6 d) of the Agreement remain unchanged and accurate in all material respects.

7. All common Stock of CBAI is duly authorized and upon issuance in accordance with the terms of the Agreement shall be validly issued, fully paid and nonassessable, and shall be free from all taxes, liens and charges with respect to the issue thereof.

8. To our knowledge, and except as a result of the purchase and sale of the secunties as described in Exhibit B, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists which obligates CBAI to issue or sell any share of capital stock of CBAI. To our knowledge, and except as set forth on Exhibit B, CBAI does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

The foregoing opinions are subject to the following limitations:

(a) Our opinion as to the good standing of CBAI in Florida and its qualification to conduct business in California are based solely on our review of the documents made available online by the Florida and California Secretary of State offices.

(b) Our opinion is subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and (ii) the limitations imposed by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including without limitation concepts of materiality, reasonableness, good faith and fair dealing.

(c) We express no OpInIOn as to the effectiveness or enforceability of provisions relating to any waiver provisions in the Agreement or related exhibits or schedules, consent to jurisdiction or service of process, severability, indemnity, prepayment fees or penalties, choice of law, or provisions which release or limit liability or relate to cumulative remedies.

(d) Our opinion is limited to the matters expressly set forth herein and must be read in conjunction with the assumptions, limitations, and qualifications stated in this letter.

(e) Our opinion is limited in all respects to the federal laws of the United States (other than federal securities laws, as to which we express no opinion), and the laws of California, all as in effect as of the date hereof.

(f) Our opinion with respect to certain matters of fact is limited to the representations contained in the Factual Certificate (Exhibit A) or representations made in the Agreement and its related Exhibits or schedules.

This opinion letter may be relied upon only by you in connection with the execution and delivery of the Agreement and the transactions contemplated thereby and for no other purpose.

Sincerely,

Shaub & Williams LLP

/s/ Leslie Williams

Leslie Williams

Enclosures: Exhibit A Officer's Certificate of Cord Blood America, Inc. Exhibit B Capitalization of CBAI